UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

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ZAIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35848	46-1314400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bridge Avenue, Suite 322 Red Bank, NJ	07701-1106
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 18, 2018, ZAIS Group Holdings, Inc. (the “Company”) completed the previously announced merger (the “Merger”) of ZGH Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), with and into the Company, whereby the Company survived the Merger and became a subsidiary of Z Acquisition LLC, a Delaware limited liability company (“Parent”) of which Christian Zugel, the Company’s Chairman and Chief Investment Officer (“Mr. Zugel”), is the sole managing member. The Merger was effected pursuant to the terms of an Agreement and Plan of Merger, dated as of January 11, 2018 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub.

At the effective time of the Merger, each share of Class A common stock of the Company, par value $0.0001 per share (“ Class A Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, other than (i) shares beneficially owned by Parent, Mr. Zugel, the members of Parent (including Mr. Zugel and Daniel Curry, the Company’s President and Chief Executive Officer), certain trusts for members of Mr. Zugel’s family, and Mr. Zugel’s current spouse (collectively, the “Parent Group”) and (ii) shares owned by holders who neither have voted in favor of the Merger nor consented thereto in writing and who have properly and validly perfected, and not effectively withdrawn or lost their statutory appraisal rights under Delaware law (such shares of Class A Common Stock, “dissenting shares”), was converted into the right to receive $4.10 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”). In addition, each restricted stock unit in respect of shares of Class A Common Stock (“RSU”) was converted into the right to receive the Merger Consideration multiplied by the number of shares underlying the RSU.

The Merger was consummated following the approval and adoption of the Merger Agreement by (a) the holders of a majority of the aggregate voting power of the issued and outstanding shares of common stock of the Company and (b) the holders of a majority of the outstanding shares of Class A Common Stock not beneficially owned by the Parent Group or owned by any member of the Parent Group, any director or executive officer of the Company, Ramguard LLC, a Delaware limited liability company, or any affiliates of the foregoing persons (the “Minority Stockholders”).

The estimated total cost of completing the Merger, including payment of the aggregate Merger Consideration and related fees and expenses, was approximately US $33.5 million, which the Company funded or will pay from cash on hand, including US $12,649,676.70 that the Company received prior to the Merger from ZAIS Group Parent, LLC, the Company’s majority-owned subsidiary (“ZGP”), for the redemption of ZGP Class A Units (“Class A Units”). Prior to the redemption, Parent contributed US $12,649,676.70 to ZGP in exchange for the issuance of 3,085,287 Class A Units by ZGP to Parent pursuant to the Investment Agreement, dated as of January 11, 2018, entered into by ZGP, Parent and Mr. Zugel (solely in his capacity as the founder member representative of ZGP and solely with regard to consenting to the issuance of Class A Units pursuant to the Investment Agreement and cooperating with the Company to obtain any other consents).

The description of the Merger Agreement and related transactions in this current report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is included as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 18, 2018, the Company notified NASDAQ of the completion of the Merger and requested that trading in Common Stock be suspended and that NASDAQ file with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby commencing the process of delisting and deregistering the Class A Common Stock. The Company intends to file a Form 15 to suspend its reporting obligations under Section 15(d) of the Exchange Act and to deregister its Class A Common Stock under Section 12(g) of the Exchange Act.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Upon completion of the Merger, each share of Class A Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than shares beneficially owned by the Parent Group and dissenting shares, was converted into the right to receive the Merger Consideration, and holders of such shares ceased to have any rights as stockholders of the Company (other than their right to receive the Merger Consideration).

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon completion of the Merger on May 18, 2018, in accordance with the Merger Agreement, the members of Merger Sub’s board of directors immediately before the Merger, Mr. Zugel, Mr. Curry and John Burke, became the members of the Company’s board of directors. Accordingly, each of James Zinn and Paul Guenther ceased serving as members of the Company’s board of directors at the effective time of the Merger. These departures were solely in connection with the Merger and not a result of any disagreement with the Company, its management or its board of directors.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, on May 18, 2018, the certificate of incorporation and bylaws of the Company were amended and restated as of the effective time of the Merger. The certificate of incorporation and the bylaws of the Company as so amended and restated are filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company’s annual meeting of stockholders (the “Annual Meeting”) was held on May 17, 2018, at which 94.2% shares of the Company's Class A Common Stock and 20,000,000 shares of the Company’s Class B common stock were represented in person or by proxy, representing approximately 99.6% of the combined voting power of the issued and outstanding shares of the Company's common stock entitled to vote.

(b) At the Annual Meeting, the Company's stockholders (i) approved the proposal to adopt the Merger Agreement (including approval by the majority of the Minority Stockholders) (ii) elected the five directors below to serve on the Company's board of directors until the Company's next annual meeting of stockholders and until their respective successors are duly elected and qualified, or until the director’s earlier death, resignation or removal and (iii) approved the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve adoption of the Merger Agreement. The proposals are described in detail in the Company's proxy statement for the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the approval of the Merger Agreement, including the voting results for the Minority Stockholders, were as follows:

All Stockholders Voting as a Single Class

Votes For	Votes Against	Abstain
213,715,545	2,181	20

The Minority Stockholders Only (4,275,099 outstanding shares of Class A Common Stock entitled to be voted at the Annual Meeting were held by the Minority Stockholders)

Votes For	Votes Against	Abstain
3,435,531	2,181	20

(ii) The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Withheld
Christian Zugel	213,716,749	997
Daniel Curry	213,717,552	194
John Burke	213,711,569	6,177
Paul Guenther	213,716,948	798
James Zinn	213,716,948	798

Item 7.01.	Regulation FD Disclosure.

On May 18, 2018, the Company issued a press release (the “Press Release”) announcing the closing of the Merger. A full text of the Press Release, which is attached hereto as Exhibit 99.1 hereto, is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01. This information (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
2.1**	Agreement and Plan of Merger, dated as of January 11, 2018, by and among the ZAIS Group Holdings, Inc., Z Acquisition LLC and ZGH Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-35848), filed with the SEC on January 12, 2018)

3.1	Third Amended and Restated Certificate of Incorporation of ZAIS Group Holdings, Inc., dated May 18, 2018.

3.2	Amended and Restated Bylaws of ZAIS Group Holdings, Inc., dated May 18, 2018.

99.1	Press Release, dated May 18, 2018

** Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS GROUP HOLDINGS, INC.

By:	/s/ Nisha Motani
Nisha Motani
Chief Financial Officer

Date: May 18, 2018